UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2025

FS KKR CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Third Amended and Restated Senior Secured Revolving Credit Facility

On July 16, 2025, FS KKR Capital Corp., or FSK, or the Company, entered into a third amended and restated senior secured revolving credit agreement, with FSK, as borrower, JPMorgan Chase Bank, N.A., or JPMorgan, as administrative agent, ING Capital LLC, or ING, as collateral agent, and the lenders party thereto, which amended and restated the second amended and restated senior secured revolving credit facility originally entered into on December 23, 2020, which was subsequently amended by Amendment No. 1 on September 27, 2021, by Amendment No. 2 on May 17, 2022, by Amendment No. 3 on October 31, 2023, and by Amendment No. 4 on June 26, 2024. The Third Amended and Restated Senior Secured Revolving Credit Facility provides for borrowings in U.S. dollars and certain agreed upon foreign currencies in an initial aggregate amount of up to $4,700,000,000 with an option for the Company to request, at one or more times, that existing and/or new lenders, at their election, provide up to $2,350,000,000 of additional commitments. The Third Amended and Restated Senior Secured Revolving Credit Facility provides for the issuance of letters of credit in an initial aggregate face amount of up to $240,000,000, with a sublimit available for the Company to request the issuance of letters of credit in an aggregate face amount of up to $400,000,000, subject to increase or reduction from time to time pursuant to the terms of the Third Amended and Restated Senior Secured Revolving Credit Facility. Capitalized terms used herein shall have the meanings specified in the Third Amended and Restated Senior Secured Revolving Credit Facility.

Availability under the Third Amended and Restated Senior Secured Revolving Credit Facility will terminate on July 16, 2029, or the Commitment Termination Date, and the outstanding loans under the Third Amended and Restated Senior Secured Revolving Credit Facility will mature on July 16, 2030. The Third Amended and Restated Senior Secured Revolving Credit Facility also requires mandatory prepayment of interest and principal upon certain events during the term-out period commencing on the Commitment Termination Date.

Borrowings under the Third Amended and Restated Senior Secured Revolving Credit Facility are subject to compliance with a borrowing base test. With respect to lenders other than non-extending lenders, interest under the Third Amended and Restated Senior Secured Revolving Credit Facility for (i) ABR Loans, (A) if the value of the gross borrowing base is equal to or greater than 1.60 times the aggregate amount of certain outstanding indebtedness of the Company, or the Combined Debt Amount, is payable at an “alternate base rate” (which is the greatest of (a) the prime rate as publicly announced by the Wall Street Journal, (b) the sum of (x) the greater of (I) the federal funds effective rate and (II) the overnight bank funding rate plus (y) 0.5%, and (c) the one month Adjusted Term SOFR Rate plus 1%), plus 0.650% per annum, and (B) if the value of the gross borrowing base is less than 1.60 times the Combined Debt Amount, the alternate base rate plus 0.775% per annum; and (ii)  Term Benchmark Loans or RFR Loans (A) if the value of the gross borrowing base is equal to or greater than 1.60 times the Combined Debt Amount, is payable at a rate equal to the applicable benchmark rate plus 1.650% per annum, and (B) if the value of the gross borrowing base is less than 1.60 times the Combined Debt Amount, is payable at a rate equal to the applicable benchmark rate plus 1.775% per annum. With respect to non-extending lenders, interest under the Third Amended and Restated Senior Secured Revolving Credit Facility for (i) ABR Loans, (A) if the value of the gross borrowing base is equal to or greater than 1.60 times the aggregate amount of certain outstanding indebtedness of the Company, or the Combined Debt Amount, is payable at the alternative base rate, plus 0.750% per annum, and (B) if the value of the gross borrowing base is less than 1.60 times the Combined Debt Amount, the alternate base rate plus 0.875% per annum; and (ii) Term Benchmark Loans or RFR Loans (A) if the value of the gross borrowing base is equal to or greater than 1.60 times the Combined Debt Amount, is payable at a rate equal to the applicable benchmark rate plus 1.750% per annum, and (B) if the value of the gross borrowing base is less than 1.60 times the Combined Debt Amount, is payable at a rate equal to the applicable benchmark rate plus 1.875% per annum. The Company will pay a commitment fee, with respect to lenders other than non-extending lenders, of 0.350% per annum and, with respect to non-extending lenders, and 0.375% per annum, on the daily unused portion of its sublimit under the Third Amended and Restated Senior Secured Revolving Credit Facility during the revolving period. The Company also will be required to pay letter of credit participation fees and a fronting fee on the average daily amount of any lender’s exposure with respect to any letters of credit issued at the request of the Company under the Third Amended and Restated Senior Secured Revolving Credit Facility.

In connection with the Third Amended and Restated Senior Secured Revolving Credit Facility, the Company has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type. In addition, the Company must comply with the following financial covenants: (a) the Company must maintain a minimum shareholders’ equity, measured as of each fiscal quarter end; and (b) the Company must maintain at all times a 150% asset coverage ratio (or, if greater, the statutory requirement then applicable to the Company).

The Third Amended and Restated Senior Secured Revolving Credit Facility contains events of default customary for facilities of this type. Upon the occurrence of an event of default, JPMorgan, at the instruction of the lenders, may terminate the commitments and declare the outstanding advances and all other obligations under the Third Amended and Restated Senior Secured Revolving Credit Facility immediately due and payable.

The Company’s obligations under the Third Amended and Restated Senior Secured Revolving Credit Facility are guaranteed by certain of the Company’s subsidiaries. The Company’s obligations under the Third Amended and Restated Senior Secured Revolving Credit Facility are secured by a first priority security interest in substantially all of the assets of the Company and certain of the Company’s subsidiaries thereunder.

The foregoing description of the Third Amended and Restated Senior Secured Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Senior Secured Revolving Credit Facility attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Senior Secured Revolving Credit Agreement, dated as of July 16, 2025, by and among FS KKR Capital Corp., as borrower, JPM Chase Bank, N.A., as administrative agent, ING Capital LLC, as collateral agent, and the lenders, documentation agents, joint bookrunners, and joint lead arrangers party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR CAPITAL CORP.
Date: July 22, 2025
	By:	/s/ Stephen Sypherd
		Name:	Stephen Sypherd
		Title:	General Counsel